UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2007

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Gregory T. Swienton, our Chairman and Chief Executive Officer, has established a stock trading plan that is intended to comply with Rule 10b5−1 under the Securities Exchange Act of 1934, as amended, and our insider trading policy. Mr. Swienton's previous trading plan expired by its own terms on May 15, 2007.

The new plan provides for the exercise of up to 200,000 stock options and the subsequent sale of the acquired shares on the open market at prevailing market prices commencing June 15, 2007 and ending on May 15, 2008, subject to specified limitations, minimum price thresholds and early termination or suspension upon the occurrence of certain specified events. The plan will be used by Mr. Swienton to diversify his Ryder System, Inc. holdings as part of his estate and tax planning activities. The plan will not reduce Mr. Swienton’s ownership of our stock below his stock ownership requirement.

Any transactions effected under the plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

Rule 10b5−1 allows corporate insiders to establish prearranged stock trading plans when they are not in possession of material nonpublic information, and allows such prearranged trades to be made pursuant to the plan regardless of any subsequent material information that the insider may receive.

Except as may be required by law, we do not undertake to report stock trading plans by other company officers or directors, nor to report modifications or termination of any publicly-announced plan, including Mr. Swienton’s plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

May 21, 2007	By:	Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary